GUINNESS WORLD RECORDS™

CERTIFICATE

The largest flag suspended measures 2,661.29 m² and was achieved by Abina Co., Ltd. (Thailand) in Chiang Rai, Thailand, on 30 November 2016

OFFICIALLY AMAZING™

© GUINNESS WORLD RECORDS LIMITED 2014. THIS CERTIFICATE DOES NOT NECESSARILY DENOTE AN ENTRY INTO ANY PRODUCTS DISTRIBUTED OR OWNED BY GUINNESS WORLD RECORDS LIMITED AND MUST NOT BE REPRODUCED WITHOUT PRIOR WRITTEN PERMISSION OF GUINNESS WORLD RECORDS LIMITED.

WWW.GUINNESSWORLDRECORDS.COM